UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           GRAND SLAM TREASURES, INC.
                         (formerly Parks America!, Inc.)
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




            Nevada                                      91-139-5124
--------------------------------            ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)



                     222 East State Street, Eagle, ID 83616
          ------------------------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)

                      2000 NON-QUALIFIED STOCK OPTION PLAN
                      ------------------------------------
                            (Full title of the plan)


                                Larry L. Eastland
                                    President
                           Grand Slam Treasurers, Inc.
                              222 East State Street
                                 Eagle, ID 83616
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (208) 342-8888
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                          CALCULATION OF REGISTRATION FEE

----------------------------------------- ---------------- ---------- ------------ ------------
                                                           Proposed   Proposed
                                                           maximum    maximum
             Title of each class          Amount           offering   aggregate    Amount of
                of securities             to be            price      offering     registration
               to be registered           Registered(1)    per unit   price        fee
             -------------------          -------------    --------   ---------    ------------

Common Stock, $.001 par value per share,
underlying Non-qualified Stock Option
Plan (2)                                   2,371,344        $1.625     $3,853,434
                                           ---------        -------    ----------

TOTAL                                      2,371,344        $1.625     $3,853,434    $1,017.30
                                           =========        =======    ==========    =========




(1) Pursuant to Rule 416, Grand Slam Treasurers, Inc. is also registering such indeterminate number of shares of common stock that may be issuable upon exercise of stock options by reason of stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $1.625 per share (the average of the high and low prices of the Registrant's common stock as reported on the OTC Bulletin Board of September 23, 2000) for the shares reserved for issuance under the 2000 Non-Qualified Stock Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of the Registration Statement on Form S-8 will be sent or given to participants in the 2000 Non-Qualified Stock Option Plan (the "Stock Plan") and holders of the Non-Qualified Stock Option Agreements as specified under Rule 428(b)(i) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428(a) under the Securities Act and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a) under the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following  documents filed with the Securities and Exchange  Commission
(the   "Commission")  are  incorporated  by  reference  into  this  Registration
Statement and are made a part hereof:

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in Item 3(a) above, including, but not limited to, the Company's quarterly reports on Form 10-QSB for the fiscal quarter ended March 31, 2000.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Common Stock

     General. The Company is authorized to issue 100,000,000 shares of Common Stock, $.0001 par value per share.

     The holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefore. In the event of liquidation, dissolution or winding up of the Company, the holders of the Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. The holders of the Common Stock as such have no conversion, preemptive or other subscription rights and there are no redemption provisions applicable to the Common Stock.

     Voting Rights. The holders of the Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the results that the holders of shares having more than fifty percent (50%) of the votes for the election of directors can elect all of the directors.

     Dividend Policy. To date, the Company has not paid any dividends on its Common Stock. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition and other relevant factors. The Board does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Articles of Incorporation, as amended, eliminate the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty to the extent permitted by Washington law. The Company's Bylaws provide that the Company shall have the power to indemnify its officers and directors to the extent permitted by the Revised Code of Washington. The Revised Code of Washington authorize a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with Washington law.

     The provisions affecting personal liability do not abrogate a director's fiduciary duty to the Company and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty, which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the Company and those of the director, or for violations of the federal securities laws.

     The provisions regarding indemnification provide, in essence, that the Company will indemnify its directors against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the Company, including actions brought by or on behalf of the Company (shareholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, for the receipt of illegal remuneration or if the director received a benefit in money, property or services to which the director is not legally entitled. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance.

     The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of the Company.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     The restricted securities not acquired under a registration statement filed under the Securities Act which are to be reoffered or resold pursuant to this registration statement were originally issued by the Company either to Selling Shareholders, who, at the time of issuance were officers or employees of the Company, pursuant to the exemption from registration provided by Rule 701 under the Securities Act of 1933, or to Selling Shareholders, who at the time of issuance were officers or key employees of the Company, pursuant to the exemptions from registration provided by Section 4(2) and/or Rule 506 of Regulation D under the Securities Act. Each of the latter group of Selling Shareholders had access to adequate information prior to his or acquisition of stock as a result of a business relationship with the Company. In addition, at the time of purchase, each such Selling Shareholder represented that he or she was acquiring such securities for his own account for investment, without any present intention of selling or further distributing the same.

ITEM 8.   EXHIBITS

Number            Description of Document
------            -----------------------

4.1*              2000 Non-Qualified Stock Option Plan
4.2*              Resale Prospectus
5.1*              Opinion of Vanderkam & Sanders
23.1*             Consent of Vanderkam & Sanders (included in Exhibit 5.1)
23.2*             Consent of Mark Bailey & Co. Ltd.

---------------
*        Filed herewith

(1) Incorporated by reference from Registrant's Registration Statement on Form SB-2 (Exhibit 10.28) (Reg. No. 333-91717) as previously filed with the Securities and Exchange Commission.

(2) Incorporated by reference from Registrant's Registration Statement on Form SB-2 (Exhibits 10.7, 10.8 and 10.9) (Reg. No. 333-91717) as previously filed with the Securities and Exchange Commission.

ITEM 9.  UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagle, State of Idaho, on October 6, 2000.


                                         GRAND SLAM TREASURES, INC.


                                         By: /s/ Larry L. Eastland
                                            ---------------------------------
                                                 Larry L. Eastland, President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Larry Eastland, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments (including post-effective amendments) to this registration statement and to any registration statement filed pursuant to Rule 462(b), and to file same, with all exhibits thereto and, other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.


      Signature           Title                                         Date

/s/ Larry L. Eastland     President, Chief Executive Officer    October 27, 2000
-----------------------   and Director
Larry L. Eastland


/s/ Bob Klosterman        Secretary, Treasurer, Principal
-----------------------   Financial Officer and Director        October 27, 2000
Bob Klosterman